EX-99.1
2009 EXECUTIVE MANAGEMENT CASH COMPENSATION PLAN
ART TECHNOLOGY GROUP, INC.
2009 EXECUTIVE MANAGEMENT CASH COMPENSATION PLAN
     The following Named Executive Officers of ATG are eligible to participate in this Plan, subject to the execution by the Named Executive Officer of the Terms and Conditions of Participation set forth as Exhibit A to this Plan. The target bonus payout for the indicated periods and the applicable performance metrics for each executive officer are as follows:

		TARGET BONUS
		PAYOUT (AT 100%
		OF PERFORMANCE
TITLE	PERIOD	METRICS)	PERFORMANCE METRICS
CEO	Annual	$300,000	40% ATG Adjusted Operating Profit;
			40% ATG Adjusted Revenue;
			20% MBOs.

CFO	Annual	$120,000	30% ATG Adjusted Operating Profit;
			30% ATG Adjusted Revenue;
			20% Cash Management;
			20% MBOs.

SVP WORLDWIDE SALES	Quarterly	$60,000/quarter	40% ATG Adjusted Revenue;
			60% Bookings (defined
			below) consisting of (i)
			worldwide License and
			OnDemand Bookings: and
			(ii) Optimization
			Bookings for EMEA only;

	Annual	$60,000 annual	100% Adjusted
			Operating Profit.

		($300,000 total Target)

SVP PRODUCTS & TECHNOLOGY	Annual	$120,000	35% ATG Adjusted
			Operating Profit;
			35% ATG Adjusted Revenue;
			30% MBOs.

1.	No bonus will be paid for the annual period unless ATG achieves, at minimum, 50% of its Adjusted Operating Profit goal for 2009.

2.	“ATG Adjusted Revenue” means GAAP revenue plus the change in net deferred license revenue for the period (2009 over 2008). The payout percent is determined using the Adjusted Revenue Payout Table.

3.	“Adjusted Operating Profit” means ATG Adjusted Revenue less GAAP cost of sales and operating expenses, but excluding stock based compensation expenses, restructuring charges and non-cash income tax expenses/benefits, if applicable. The payout percent is determined using the Adjusted Operating Profit Table.

4.	“Bookings” consists of “License and OnDemand Bookings” and/or “Optimization Bookings” for the applicable executive in the specified geographic territory. “License and OnDemand Bookings” means ATG license and OnDemand revenue recognized plus the change in deferred ATG license revenue and the value of new customer OnDemand contracts up to 12 months in duration. “Optimization Bookings” means the value of new committed monthly recurring revenue for ATG Optimization Services. The payout percent in each case is determined using the applicable Bookings Table.

Exhibit A
TERMS AND CONDITIONS OF PARTICIPATION
ATG 2009 EXECUTIVE MANAGEMENT CASH COMPENSATION PLAN
1.	No incentive payments will be paid unless you are actively employed by ATG at the time incentive payments are made, or unless otherwise provided in a separate written agreement between you and ATG. Payments are generally made six to twelve weeks following the end of the applicable period if approved financial statements are available.

2.	These payments are offered as an incentive, but are not guaranteed. ATG (including the Compensation Committee of ATG’s Board of Directors) reserves the sole right to make changes to any and all terms and conditions of the 2009 Executive Management Cash Compensation Plan due to changes in business conditions, performance of the executive or the Company or other factors, at the sole discretion of the Compensation Committee of ATG’s Board of Directors.

3.	ATG reserves the right to make goal substitutions to meet changing business requirements. There may be additional deliverables not explicitly detailed in the attached MBO listing, as specified by ATG Management.

4.	Participation in the 2009 Executive Management Cash Compensation Plan is no guarantee of participation in any subsequent plans. The Company reserves the sole right to designate participants, and to make any and all changes to a participant’s yearly plan.

5.	The final payout amount to the executive officers, except the chief executive officer, must be approved by the Compensation Committee of ATG’s Board of Directors, including payout of any amounts over 100% of target and partial payments when targets are partially achieved. The final payout amount to the Chief Executive Officer will be recommended to the Board of Directors by the Compensation Committee of ATG’s Board of Directors and approved by the ATG Board of Directors. Additional factors may be considered in determining the final payout amount.

6.	In all circumstances, the amount and timing of any incentive payment are solely within the discretion of the Compensation Committee of ATG’s Board of Directors and the ATG Board of Directors, regardless of the provisions of the 2009 Executive Management Cash Compensation Plan.

Agreed by:

Executive Signature	Date

CEO Signature	Date